UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

NeoVolta, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41447	82-5299263
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

12195 Dearborn Place

Poway, CA 92064

(Address of Principal Executive Offices) (Zip Code)

(800) 364-5464

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEOV	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of common stock	NEOVW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Loan, Security and Guaranty Agreement

On September 4, 2026 (the “Closing Date”), NeoVolta, Inc., a Nevada corporation (the “Company”), entered into a Loan, Security and Guaranty Agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation, a Delaware corporation (“Horizon”), as collateral agent and a lender, ROHO Capital Opportunity Fund LLC, a Delaware limited liability company (“ROHO”), as a lender, and Monroe Capital Management Advisors, LLC, a Delaware limited liability company (“Monroe Capital”), as administrative agent.

Pursuant to the Loan Agreement, the lenders agreed to make term loans to the Company in an aggregate principal amount of $20,000,000 (collectively, the “Loans”). The Loan Agreement also provides for a potential increase in the aggregate loan commitment amount of up to an additional $10,000,000, upon the mutual agreement of the Company and each participating lender, subject to certain conditions, including satisfaction of the Minimum Cushion Requirement (described below) on a pro forma basis and the issuance of additional warrants to the participating lenders.

The Loans have a scheduled maturity date of March 3, 2028 and bear interest at a rate of 10.00% per annum. The Loans are subject to scheduled amortization payments, with the first amortization payment due on December 4, 2026 and subsequent payments due on the fourth day of each calendar month thereafter through the maturity date. The amortization amount for each payment date is equal to, in the aggregate, the greater of $1,250,000 or 7.5% of the “value traded” in the Company’s common stock for the previous month, subject to a cap of $2,000,000 per payment date. The Company may, at its option, prepay all or any portion of the outstanding Loans without premium or penalty. The proceeds of the Loans are to be used solely for working capital or general corporate purposes of the Company and its subsidiaries.

The Loans are secured by a first priority security interest in substantially all of the assets of the Company and its subsidiaries, which serve as guarantors of the Company’s obligations under the Loan Agreement.

The Loan Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. Among other things, the Company is required to maintain compliance with a Minimum Cushion Requirement, which requires that the sum of the principal amount of common stock issuable under the Company’s at-the-market sales agreement plus the aggregate amount of unrestricted cash and cash equivalent proceeds held in deposit accounts subject to account control agreements in favor of the collateral agent minus $5,000,000 be at all times at least $5,000,000 greater than the aggregate outstanding principal amount of the Loans. The Company and its subsidiaries must also maintain at least $5,000,000 of cash on hand on a consolidated basis at all times.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Warrants

In connection with the Loan Agreement, on the Closing Date, the Company issued five-year warrants (the “Warrants”) to purchase an aggregate of 1,454,545 shares of the Company’s common stock (the “Common Stock”), at an exercise price of $3.30 per share (subject to adjustment as provided therein), to the lenders under the Loan Agreement, and agreed to issue additional Warrants to purchase up to 727,273 shares on a pro rata basis in connection with any increase to the loan amount as described above.

The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the resale of shares of Common Stock underlying the Warrants to or by the holder. The holder of a Warrant is prohibited from exercising any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise. In addition, the Warrants are subject to a “Cap Allocation Amount,” which limits the number of shares issuable upon exercise of each Warrant to a number of shares equal to such holder’s pro rata share of 19.99% of the shares of Common Stock outstanding on the issue date (as adjusted for stock splits, stock dividends and similar events), less any shares previously issued upon exercise of such Warrant. This cap applies unless and until the Company obtains stockholder approval in accordance with Nasdaq listing rules to permit the issuance of shares upon exercise of the Warrants in excess of the Cap Allocation Amount (the “Stockholder Approval”). The Company is required under the Warrants to take all necessary action to obtain the Stockholder Approval, and may not engage in any dilutive issuance that would cause a Warrant to be exercisable for shares in excess of the Cap Allocation Amount without first obtaining such approval. In the event of certain fundamental transactions, the holder of the Warrants will have the right to receive the Black Scholes Value (as defined in the Warrants) of its Warrants calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

If, while the Warrants are outstanding, the Company issues or sells, or is deemed to have issued or sold, any Common Stock and/or Common Stock equivalents other than in connection with certain exempt issuances, at a purchase price per share less than the exercise price of the Warrants in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price of the Warrants then in effect will be reduced based on a weighted average dilution formula and the number of shares underlying the Warrant will be proportionately increased, subject to the Cap Allocation Amount described above.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Loan Agreement, on the Closing Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with ROHO and Horizon (collectively, the “Investors”).

Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”), on or prior to 30 days from the Closing Date, a registration statement on Form S-3 covering the resale of all of the shares of Common Stock issuable upon exercise of the Warrants (the “Registrable Securities”). The Company agreed to use its commercially reasonable efforts to cause such registration statement to become effective no later than 60 days after the applicable filing deadline (or 90 days in the event of a review by the SEC).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On the Closing Date, the Company issued the Warrants to purchase an aggregate of 1,454,545 shares of Common Stock to the lenders under the Loan Agreement and agreed to issue additional Warrants to purchase up to 727,272 shares on a pro rata basis in connection with any increase to the loan amount as described above. The Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Form of Warrant to Purchase Shares of Common Stock
10.1	Loan, Security and Guaranty Agreement, dated as of September 4, 2026, by and among NeoVolta, Inc., as borrower, Horizon Technology Finance Corporation, as collateral agent and a lender, ROHO Capital Opportunity Fund LLC, as a lender, and Monroe Capital Management Advisors, LLC, as administrative agent
10.2	Registration Rights Agreement, dated as of September 4, 2026, by and between NeoVolta, Inc., ROHO Capital Opportunity Fund LLC and Horizon Technology Finance Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoVolta, Inc.

By:	/s/ Jing Nealis
Jing Nealis
Chief Financial Officer

Dated: September 4, 2026

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